JOINDER AGREEMENT
This Joinder Agreement (this "Agreement"), dated as of November 22, 2013, is between Bank of America, N.A. (the "Bank") and ANNIE'S, INC., a Delaware corporation, formerly known as Homegrown Naturals, Inc., which is qualified to do business in the State of California as Homegrown Naturals, ANNIE'S ENTERPRISES, INC., a Vermont corporation, which is qualified to do business in the State of California as Annie's Naturals, ANNIE'S HOMEGROWN, INC., a Delaware corporation, and NAPA VALLEY KITCHENS, a California corporation (the "Existing Borrowers"), and Annie’s Baking, LLC, a Delaware limited liability company (the "Additional Borrower" and together with the Existing Borrowers, individually and collectively, the "Borrower").
RECITALS
A. The Additional Borrower desires to become (i) a "Borrower" pursuant to the terms of that certain Second Amended and Restated Loan Agreement, dated as of December 21, 2011, as amended by that certain Amendment No. 1 dated as of March 7, 2013, and by that certain Amendment No. 2 dated as of November 5, 2013, by and between the Bank and the Existing Borrowers (collectively, the "Loan Agreement"); and a "Pledgor" pursuant to the terms of that certain Amended and Restated Security Agreement, dated as of August 25, 2010, by and between the Bank and the Existing Borrowers (the "Security Agreement").
B. The Bank is willing to allow the Additional Borrower to become a "Borrower" pursuant to the terms of the Loan Agreement and a "Pledgor" pursuant to the terms of the Security Agreement.
AGREEMENT
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement.
2.    Joinder.
2.1.    The Additional Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, effective the date hereof, the Additional Borrower will be deemed to be a party to the Loan Agreement and a "Borrower" for all purposes of the Loan Agreement, and will be deemed to be a party to the Security Agreement and a "Pledgor" for all purposes of the Security Agreement, and shall have all of the rights and obligations of a Borrower and a Pledgor thereunder as fully as if it had executed the Loan Agreement and the Security Agreement as a Borrower or a Pledgor. The Additional Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement and the Security Agreement which are binding upon the Borrower and Pledgor, as may be supplemented from time to time in accordance with the terms thereof.
2.2.    The Bank confirms that immediately upon execution of this Agreement by the parties hereto, the Additional Borrower shall become a Borrower and a Pledgor under the Loan Agreement and Security Agreement respectively.
2.3.    The Additional Borrower agrees that, at any time and from time to time, upon the written request of the Bank, it will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Agreement.

2.4.    The Additional Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Loan Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Loan Agreement are true as of the date of this Agreement as if made on the date of this Agreement, (c) this Agreement does not conflict with any law, agreement, or obligation by which the Additional Borrower is bound, except to the extent where any such conflict would not have a material adverse effect on the Additional Borrower’s business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit, and (d) if the Additional Borrower is a business entity or a trust, this Agreement is within the Additional Borrower's powers, has been duly authorized, and does not conflict with any of the Additional Borrower's organizational papers.
3.    Conditions. This Agreement will be effective when the Bank receives the following items, in form and content acceptable to the Bank:
3.1.    If the Additional Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery and performance by the Additional Borrower and/or such guarantor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.
3.2.    Payment by the Additional Borrower of all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by the Bank in connection with this Agreement.
4.    Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
5.    FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
[SIGNATURE PAGE FOLLOWS]

This Agreement is executed as of the date stated at the beginning of this Agreement.

BANK:

BANK OF AMERICA, N.A.

By: /s/ David M. Meddaugh
Name: David M. Meddaugh
Title: Senior Vice President

Address where notices to the Bank are to be sent:

Farmington-Notice Desk
CT2-515-BB-03
70 Batterson Park Road
Farmington, CT 06032

Telephone: (866) 409-5450
Facsimile: (866) 255-7972

ADDITIONAL BORROWER:

Address where notices to the Borrower are to be sent: Annie’s Baking, LLC c/o ANNIE’S, INC. 1610 Fifth Street Berkeley, CA 94710 Phone: 510-558-7500 Fax: 510-558-6072	Annie’s Baking, LLC, a Delaware limited liability company, By: /s/ John M. Foraker Name: John M. Foraker Title: Chief Executive Officer EXISTING BORROWERS:
Address where notices to the Borrower are to be sent: ANNIE’S, INC. 1610 Fifth Street Berkeley, CA 94710 Phone: 510-558-7500 Fax: 510-558-6072	ANNIE'S, INC., a Delaware corporation By: /s/ John M. Foraker Name: John M. Foraker Title: Chief Executive Officer
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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Address where notices to the Borrower are to be sent: ANNIE'S ENTERPRISES, INC., c/o ANNIE’S, INC. 1610 Fifth Street Berkeley, CA 94710 Phone: 510-558-7500 Fax: 510-558-6072	ANNIE'S ENTERPRISES, INC., a Vermont corporation By: /s/ John M. Foraker Name: John M. Foraker Title: Chief Executive Officer
Address where notices to the Borrower are to be sent: ANNIE'S HOMEGROWN, INC. c/o ANNIE’S, INC. 1610 Fifth Street Berkeley, CA 94710 Phone: 510-558-7500 Fax: 510-558-6072	ANNIE'S HOMEGROWN, INC., a Delaware corporation By: /s/ John M. Foraker Name: John M. Foraker Title: Chief Executive Officer

Address where notices to the Borrower are to be sent: NAPA VALLEY KITCHENS c/o ANNIE’S, INC. 1610 Fifth Street Berkeley, CA 94710 Phone: 510-558-7500 Fax: 510-558-6072	NAPA VALLEY KITCHENS, a California corporation By: /s/ John M. Foraker Name: John M. Foraker Title: Chief Executive Officer

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